Exhibit 99.1

USA Truck Announces Resignation of Executive Vice President and Chief Financial Officer

VAN BUREN, AR – May 20, 2016 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, announced today the resignation of Michael Borrows, Executive Vice President and CFO, effective May 19, 2016.

Randy Rogers, President and CEO, commented, “On behalf of the entire Company, we would like to thank Michael for his service to the Company.  We wish him all the best in his future endeavors. The Board will commence a process to identify a successor to Mr. Borrows.”

About USA Truck
USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our web site, www.usa-truck.com, under the "Financial Releases" tab of the "Investors" menu.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

Company Contact
Randy Rogers, President and CEO
USA Truck, Inc.
(479) 471-6590
randy.rogers@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

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